UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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 FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 11, 2024

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Invesco Real Estate Income Trust Inc.
(Exact name of registrant as specified in its charter)
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Maryland	000-56655	83-2188696
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2300 N. Field Street
Suite 1200
Dallas, Texas 75201
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (972) 715-7400
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act: None

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01	Entry into a Material Definitive Agreement.

Revolving Credit Facility

On October 11, 2024, Bank of America, N.A., as administrative agent (the “Administrative Agent”) under the Revolving Credit Agreement, dated January 22, 2021 (as amended, the “Revolving Credit Facility”), among Invesco REIT Operating Partnership LP (the “Operating Partnership”), Invesco Real Estate Income Trust Inc., as guarantor (the "Company"), the subsidiary guarantors party thereto, and the lenders party thereto, entered into the Fifth Amendment to the Revolving Credit Facility to provide for, among other things, a reduction in borrowing limitations from properties in the Company’s DST Program in exchange for a commitment by Invesco Realty, Inc. to provide up to $35 million of capital to the Company pursuant to and in accordance with the terms of an Incremental Credit Support Subscription Agreement. These amendments support the Company's second offering within the DST Program.

Subscription Agreement

On October 15, 2024, the Company entered into Amendment No. 2 ("Amendment No. 2") to the Subscription Agreement dated as of July 29, 2021, as amended by Amendment No. 1 on December 9, 2022 (as amended, the “Subscription Agreement”) with Massachusetts Mutual Life Insurance Company (the "Subscriber"). Amendment No. 2 amended the Subscription Agreement to extend the commitment period for the Subscriber’s $200 million investment and extended when the Subscriber may exercise certain liquidity rights as follows:

•the revolver feature of the Subscription Agreement is extended by extending the Company's ability to repurchase the Subscriber's Class N Shares from December 31, 2024 to June 30, 2025, along with a corresponding extension to the Company's right to request that the Subscriber purchase additional shares to replace those repurchased Class N Shares;
•the Company's obligation to begin repurchasing the Subscriber's $200 million Class N Shares is extended from January 1, 2025 to January 1, 2026; and
•the Subscriber's right to request repurchases of its Class N Shares is extended from January 1, 2025 to January 1, 2026;

In addition, Amendment No. 2 added a provision permitting the Subscriber to transfer its Class N Shares to a wholly owned subsidiary, subject to the terms and conditions in Amendment No. 2.

The summaries of the Fifth Amendment to the Revolving Credit Facility and Amendment No. 2 set forth above do not purport to be complete and are qualified in entirety by reference to each amendment, copies of which are filed herewith and incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.
10.1	Fifth Amendment to the Revolving Credit Facility, dated October 11, 2024, among Invesco REIT Operating Partnership LP, the Company, Bank of America, N.A. and the other parties thereto
10.2	Amendment No. 2 to Subscription Agreement, dated October 15, 2024, between the Company and Massachusetts Mutual Life Insurance Company

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Invesco Real Estate Income Trust Inc.

By: /s/ Courtney Popelka
Courtney Popelka
Chief Financial Officer and Treasurer

Date: October 17, 2024